                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No. _____________)

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      Allergan Specialty Therapeutics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1.      Title of each class of securities to which transaction applies:

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        3.      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on
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                determined):

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                     ALLERGAN SPECIALTY THERAPEUTICS, INC.
                               2525 DUPONT DRIVE
                                IRVINE, CA 92612
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 19, 2001

TO THE STOCKHOLDERS OF ALLERGAN SPECIALTY THERAPEUTICS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Allergan Specialty Therapeutics, Inc., a Delaware corporation (the "Company" or "ASTI"), will be held on April 19, 2001 at 10:00 a.m., local time, at 2525 Dupont Drive, Irvine, California 92612 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 1, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM C. SHEPHERD
                                          William C. Shepherd
                                          Chairman of the Board,
                                          President and Chief Executive Officer

Irvine, California
March 19, 2001

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                     ALLERGAN SPECIALTY THERAPEUTICS, INC.
                               2525 DUPONT DRIVE
                                IRVINE, CA 92612
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 19, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Allergan Specialty Therapeutics, Inc., a Delaware corporation ("ASTI" or the "Company"), for use at the Annual Meeting of Stockholders to be held on April 19, 2001, at 10:00 a.m., local time, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2525 Dupont Drive, Irvine, California 92612. The Company intends to mail this proxy statement and accompanying proxy card on or about March 19, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Class A Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Class A Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors or officers. No additional compensation will be paid to directors or officers for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only stockholders of record at the close of business on March 1, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 1, 2001 the Company had outstanding and entitled to vote 3,272,690 shares of Class A Common Stock and 1,000 shares of Class B Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. As more specifically set forth below, the holders of the Class A and Class B Common Stock will vote separately as a class on Proposal 1 (Election of Directors).

     All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2525 Dupont Drive, Irvine, California 92612, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is November 20, 2001. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is sixty days in advance of the 2002 annual meeting of stockholders or ten days after the date on which notice of the meeting is first given to the stockholders, whichever is later. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides that, until the expiration of the Purchase Option (described below under the caption "Certain Relationships and Related Transactions -- Relationship Between the Company and Allergan, Inc."), with respect to the election of directors, the holders of the Class A Common Stock, voting as a separate class, are entitled to elect up to four directors, and Allergan, Inc., the sole holder of the Class B Common Stock, voting as a separate class, is entitled to elect one director.

     The Board of Directors was saddened by the death in early February 2001 of Board member Gary L. Neil, Ph.D. As a result of Dr. Neil's untimely death, there are only four nominees for the five Board positions presently authorized in the Company's Bylaws.

     Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

     Of the four persons named below as nominees for the position of director of the Company, William C. Shepherd, Alan J. Lewis, Ph.D., and Marvin E. Rosenthale, Ph.D., have been designated as nominees to be elected by holders of the Class A Common Stock. Lester J. Kaplan, Ph.D. has been designated as the nominee to be elected by the holder of the Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock has one vote in the election of the directors to be elected by that class.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

     DIRECTORS TO BE ELECTED BY                           PRINCIPAL OCCUPATION/
   HOLDERS OF CLASS A COMMON STOCK     AGE           POSITION HELD WITH THE COMPANY
   -------------------------------     ---           ------------------------------
William C. Shepherd..................  62    Chairman of the Board of Directors, President
                                             and Chief Executive Officer
Alan J. Lewis, Ph.D.(1)..............  55    President of Signal Research Division of
                                             Celgene
Marvin E. Rosenthale, Ph.D.(1).......  67    Member, Board of Directors

---------------
(1) Member of the Audit Committee.

     WILLIAM C. SHEPHERD, 62, has been President and Chief Executive Officer of the Company since March 1998. He also served as Chairman of the Board of Allergan, Inc., a technology-driven, global health care company ("Allergan"), from January 1996, and as Allergan's President and Chief Executive Officer from 1992, until his retirement effective January 1, 1998. Since his retirement, Mr. Shepherd has served as a consultant to Allergan. Mr. Shepherd first joined Allergan in 1966 and from 1984 to 1991, was its President and Chief Operating Officer. He is a director of ANSYS Diagnostics, Inc., a private company engaged in the development, manufacture and marketing of disposable medical diagnostic products. Mr. Shepherd was elected to the ASTI Board of Directors in 1998.

     ALAN J. LEWIS, PH.D., 55, has served as President of the Signal Research Division of Celgene, a biopharmaceutical company, since August 2000. Prior to that, he served as Chief Executive Officer and director of Signal Pharmaceuticals, Inc., an integrated target and drug discovery company ("Signal"), since 1996 and as President of Signal since 1994. Prior to joining Signal, Dr. Lewis served for 15 years at the Wyeth-Ayerst Research division of Wyeth Laboratories, Inc., a subsidiary of American Home Products, where he held a variety of positions, including Vice President of Research from 1990 to 1994. At Wyeth-Ayerst, Dr. Lewis was responsible for research efforts in CNS, cardiovascular, inflammatory, allergy and bone metabolism diseases. Dr. Lewis is also a member of the Board of Directors of Discovery Partners International, Inc., a publicly-held company. Dr. Lewis was elected to the ASTI Board in 1998 and is a member of its Audit Committee.

     MARVIN E. ROSENTHALE, PH.D., 67, served as President and Chief Executive Officer of Allergan Ligand Retinoid Therapeutics., Inc. ("ALRT") from December 1994 until November 1997. ALRT was formed by Allergan and Ligand Pharmaceuticals Incorporated ("Ligand") in 1994 to accelerate development of retinoid products previously being pursued in the Allergan/Ligand joint venture (the "Joint Venture"), of which Dr. Rosenthale was Vice President from August 1993 until the formation of ALRT. Prior to joining the Joint Venture, Dr. Rosenthale served as Vice President, Drug Discovery Worldwide, at R. W. Johnson Pharmaceutical Research Institute from 1990 to 1993. From 1977 to 1990, Dr. Rosenthale served in a variety of positions in drug discovery research for Ortho Pharmaceutical Corporation, including director of the divisions of pharmacology and of biological research and executive director of drug discovery research. From 1960 to 1977, he served in various positions with Wyeth Laboratories, Inc. Dr. Rosenthale is a member of the Board of Directors and the Compensation and Audit Committees of Discovery Laboratories, Inc. (formerly known as Acute Therapeutics Inc.), a publicly-held company. Dr. Rosenthale was elected to the ASTI Board in 1998.

    DIRECTOR TO BE ELECTED BY THE                         PRINCIPAL OCCUPATION/
   HOLDER OF CLASS B COMMON STOCK      AGE           POSITION HELD WITH THE COMPANY
   ------------------------------      ---           ------------------------------
Lester J. Kaplan, Ph.D. .............  50    Corporate Vice President and President,
                                             Research and Development and Global BOTOX(R) of
                                             Allergan, Inc.

     LESTER J. KAPLAN, PH.D., 50, has served as Corporate Vice President and President, Research and Development and Global BOTOX(R) of Allergan since May 1998 and, from July 1996 to May 1998, was Corporate Vice President, Science and Technology of Allergan. From 1992 to 1996, he was Corporate Vice President, Research and Development of Allergan. He served as Senior Vice President, Pharmaceutical Research and Development of Allergan from 1991 to 1992, and as Senior Vice President, Research and

Development of Allergan from 1989 to 1991. Dr. Kaplan is an Advisory Board Member to Healthcare Ventures and serves on the Board of Directors of ACADIA Pharmaceuticals Inc., a privately-held company. He is also a member of the Board of Directors of the Orange County Performing Arts Center. He first joined Allergan in 1983 and was elected to the Allergan Board of Directors in 1994. Dr. Kaplan has been a director of ASTI since its formation in November 1997 and, from November 1997 until March 1998, was its President and Chief Executive Officer.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, the Board of Directors held four meetings. The Board has an Audit Committee. There are no other Committees of the Board of Directors, and the full Board of Directors served all functions other than those functions served by the Audit Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to internal controls, adequacy of staff and management performance and procedures in connection with performance of the annual audit. The Audit Committee is composed of two non-employee directors: Drs. Lewis and Rosenthale. The Audit Committee met once during the fiscal year ended December 31, 2000. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards. The Report of the Audit Committee is found on page 10 below, and the Charter adopted by the Audit Committee is attached to this Proxy Statement as Exhibit A.

     During the fiscal year ended December 31, 2000, each incumbent Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information regarding the ownership of the Company's Class A Common Stock and Class B Common Stock as of March 1, 2001 (unless otherwise indicated in a footnote) by: (i) each nominee for director; (ii) each of the executive officers named below under "Executive Compensation and Other Information"; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Class A Common Stock or Class B Common Stock.

                                                              BENEFICIAL OWNERSHIP OF
                                                              CLASS A COMMON STOCK(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
         BENEFICIAL OWNERS OF CLASS A COMMON STOCK             SHARES        TOTAL
         -----------------------------------------            ---------    ----------
Lester J. Kaplan, Ph.D.(2)..................................        579        *
Alan J. Lewis, Ph.D. .......................................          0        0
Marvin E. Rosenthale, Ph.D. ................................          0        0
William C. Shepherd(3)......................................      1,830        *
Douglas S. Ingram...........................................      1,332        *
James M. Hindman............................................        136        *
Farallon Capital Partners, L.P.(4)..........................  1,171,621       35.80%
  One Maritime Plaza, Suite 1325
  San Francisco, California 94111
Constable Partners, L.P.(5).................................    399,920       12.22%
  5 Radnor Corp. Center
  100 Matsonford Road, Suite 520
  Radnor, Pennsylvania 19087
Woodbourne Partners, L.P.(6)................................    449,350       13.70%
  200 N. Broadway, Suite 825
  St. Louis, Missouri 63102

                                                              BENEFICIAL OWNERSHIP OF
                                                              CLASS A COMMON STOCK(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
         BENEFICIAL OWNERS OF CLASS A COMMON STOCK             SHARES        TOTAL
         -----------------------------------------            ---------    ----------
Wellington Management Company, LLP(7).......................    176,330        5.39%
  75 State Street
  Boston, Massachusetts 02109
All executive officers and directors as a
  group (6 persons)(8)......................................      3,877        *

---------------
 *  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and upon Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,272,690 shares of Class A Common Stock outstanding on March 1, 2001, adjusted as required by rules promulgated by the SEC.

(2) Shares held by the Lester J. Kaplan Trust dated October 23, 1998, Lester J. Kaplan, Trustee.

(3) Shares held by the Shepherd Family Trust dated April 4, 1995, William Clark Shepherd and Sandra Harper Shepherd, Trustees.

(4) Based upon Amendment No. 18 to Schedule 13D dated April 19, 2000, which reported shares owned as of April 14, 2000 and which was filed jointly by Andrew B. Fremder, David I. Cohen, Enrique H. Boilini, Fleur E. Fairman, Jason M. Fish, Joseph F. Downes, Meridee A. Moore, Stephen L. Millham, Thomas F. Steyer, William F. Mellin, William F. Duhamel, Richard B. Fried, Mark C. Wehrly, Farallon Capital Partners, L.P. ("FCP"), Farallon Partners, L.L.C. ("FPLLC"), Farallon Capital Institutional Partners, L.P. ("FCIP"), Farallon Capital Institutional Partners II, L.P. ("FCIPII"), Farallon Capital Institutional Partners III, L.P. ("FCIPIII"), Farallon Capital Management LLC ("FCMLLC") and Tinicum Partners, L.P. ("Tinicum"). FPLLC has shared voting and dispositive power as to 688,721 shares, which includes 265,621 shares as to which FCP has shared voting and dispositive power, 273,300 shares as to which FCIP has shared voting and dispositive power, 57,000 shares as to which FCIPII has shared voting and dispositive power, 68,600 shares as to which FCIPIII has shared voting and dispositive power and 24,200 shares as to which Tinicum has shared voting and dispositive power. FCMLLC has shared voting and dispositive power as to 482,900 shares. All of the individuals (other than Ms. Fairman) have shared voting and dispositive power as to 1,171,621 shares. Ms. Fairman has shared voting and dispositive power as to 688,721 shares.

(5) Based upon Amendment No. 1 to Schedule 13G dated February 10, 2001, filed by Constable Partners, L.P. on behalf of itself and affiliates, which reported shares owned as of December 31, 2000. According to such amended Schedule 13G, Lourde John Constable, d/b/a Constable Asset Management, Ltd., has sole voting and dispositive power over 38,400 shares and shared voting and dispositive power over 361,250 shares, and Constable Partners has shared voting and dispositive power over 361,250 shares.

(6) Based upon Amendment No. 3 to Schedule 13G dated February 14, 2001, a joint filing by the entities and persons named below, which reported shares owned as of December 31, 2000. Clayton Management Company and John D. Weil have sole voting and dispositive power as to 449,350 shares, which includes 379,350 shares beneficially owned by Woodbourne Partners and 70,000 shares beneficially owned by Forsyth Joint Venture.

(7) Based upon Amendment No. 2 to Schedule 13G dated February 14, 2001, which reported shares owned as of December 31, 2000. Wellington Management LLP has shared voting and dispositive power as to 176,330 shares.

(8) See footnotes (2) and (3).

                                                              BENEFICIAL OWNERSHIP OF
                                                               CLASS B COMMON STOCK
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
          BENEFICIAL OWNER OF CLASS B COMMON STOCK             SHARES        TOTAL
          ----------------------------------------            ---------    ----------
Allergan, Inc. .............................................    1,000         100%
  2525 Dupont Drive
  Irvine, California 92612

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for Woodbourne Partners, L.P. and affiliates (named above in the table under "Security Ownership of Certain Beneficial Owners and Management"), which did not timely file an initial statement of ownership on Form 3.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION OF DIRECTORS

     Each director of the Company other than Dr. Lester J. Kaplan receives an annual retainer of $10,000 plus a per meeting fee of $1,000. In the fiscal year ended December 31, 2000, the total compensation paid to each incumbent director other than Dr. Kaplan was $13,000. The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

EXECUTIVE OFFICERS

                   NAME                     AGE        POSITION WITH THE COMPANY
                   ----                     ---        -------------------------
William C. Shepherd.......................  62     President and Chief Executive
                                                   Officer
Douglas S. Ingram.........................  38     General Counsel and Secretary
James M. Hindman..........................  40     Chief Financial Officer

     Officers are appointed by and hold office at the pleasure of the Board of Directors.

     Mr. Shepherd's biography is set forth in Proposal 1 under the heading "Election of Directors -- Nominees."

     Mr. Ingram has been the General Counsel and Secretary of the Company since October 1998. He has also been Senior Vice President and General Counsel of Allergan since January 2001, and its Assistant Secretary since November 1998. Prior to that, Mr. Ingram was Allergan's Associate General Counsel from August 1998, its Assistant General Counsel from January 1998 and Senior Attorney and Chief Litigation Counsel of Allergan from March 1996, when he first joined Allergan. Prior to joining Allergan, Mr. Ingram was, from August 1988 to March 1996, an attorney with the Orange County office of the law firm of Gibson, Dunn & Crutcher. He currently serves on the Board of United Cerebral Palsy of Orange County.

     Mr. Hindman has been the Chief Financial Officer of the Company since April 2000. He has been Senior Vice President and Controller of Allergan since January 2000 and prior thereto was its Vice President, Financial Planning and Analysis since February 1997. Prior to that, Mr. Hindman served 12 years in a variety of positions at Allergan, including Plant Controller, Director of Manufacturing Planning and Reporting, Director of Finance (Northwest Europe), and Assistant Corporate Controller. Mr. Hindman first joined Allergan in 1984.

COMPENSATION OF EXECUTIVE OFFICERS

     The executive officers did not receive compensation for services rendered in any capacity to the Company for the fiscal years ended December 31, 1998, 1999 and 2000.

STOCK OPTION, STOCK APPRECIATION RIGHTS, EXERCISES AND HOLDINGS

     The Company does not currently maintain an option program for its employees and is prevented by its Certificate of Incorporation from issuing any additional shares, class or series of stock without the affirmative vote of the holders of a majority of the issued and outstanding shares of the Class B Common Stock, all of which are held by Allergan. The Company did not grant any stock options or stock appreciation rights to any of its executive officers during the year ended December 31, 2000.

EMPLOYMENT AGREEMENT

     William C. Shepherd provides services to ASTI pursuant to the terms of a letter agreement between Mr. Shepherd and Allergan regarding Mr. Shepherd's retirement from Allergan, which was effective January 1, 1998. Pursuant to the terms of the letter agreement, Allergan has agreed to pay Mr. Shepherd severance payments totaling $3,210,000, on a semi-monthly basis, during the period commencing January 1, 1998 and ending 36 months following such date (the "Severance Pay Period"). In partial consideration of such severance payments, Mr. Shepherd has agreed to provide consulting services to Allergan as requested by Allergan's Chief Executive Officer for up to a maximum of 50 days per year during the Severance Pay Period. In addition, pursuant to the terms of the letter agreement, the vesting of all of Mr. Shepherd's outstanding unvested Allergan options was accelerated as of January 1, 1998. Such options are exercisable by Mr. Shepherd at any time prior to the earlier of (a) January 1, 2003 or (b) the expiration of any such options in accordance with their terms. Under the terms of the letter agreement, Allergan has also agreed to provide Mr. Shepherd with continued medical, dental, group term life, disability and flexible spending account benefits, continued pension benefit accruals and other miscellaneous perquisites and benefits during the Severance Pay Period.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

     All of the Company's officers are affiliated with Allergan and are not separately compensated by the Company. Accordingly, the Board has not established any policies governing executive officer compensation, and compensation of such executive officers by Allergan is not directly related to their performance as executive officers of the Company.

                                          BOARD OF DIRECTORS

                                          Lester J. Kaplan, Ph.D.
                                          Alan J. Lewis, Ph.D.
                                          Marvin E. Rosenthale, Ph.D.
                                          William C. Shepherd

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

REPORT OF THE AUDIT COMMITTEE(1)

     The Audit Committee of the Board of Directors of ASTI issues the following report for inclusion in the Company's Proxy Statement in connection with the Company's Annual Meeting scheduled for April 19, 2001:

     1. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000, with management of the Company and with the Company's independent auditors, KPMG LLP.

     2. The Audit Committee has discussed those matters required by Statement on Auditing Standards No. 61 with KPMG LLP.

     3. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, and has discussed with the independent auditors the auditors' independence from the Company and its management (including whether the independent auditors' provision of information technology services, if any, and other non-audit services to the Company is compatible with the auditors' independence).

     4. After the discussions referenced in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included or incorporated by reference in the Annual Report on Form 10-K for that fiscal year for filing with the Securities and Exchange Commission.

     5. The Audit Committee has determined that the rendering of all non-audit services by KPMG LLP is compatible with maintaining the auditors' independence.

                                          AUDIT COMMITTEE

                                          Alan J. Lewis, Ph.D.
                                          Marvin E. Rosenthale, Ph.D.

AUDIT FEES

     During the fiscal year ended December 31, 2000, the aggregate fees billed by KPMG LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements were $34,750. All of such services were performed by permanent full-time employees of KPMG LLP.

ALL OTHER FEES

     During the fiscal year ended December 31, 2000, the aggregate fees billed by KPMG LLP for professional services unrelated to the annual audit and quarterly reviews were $11,300. During the fiscal year ended December 31, 2000, KPMG LLP did not bill the Company for any information technology consulting fees.

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on March 10, 1998 (the date on which the Company's Class A Common Stock was first traded on the Nasdaq National Market) for (i) the Company's Class A Common Stock, (ii) the weighted average return of stock companies included in the Nasdaq Stock Market Total Return Index (US) ("Market Index") and
(iii) the Nasdaq Pharmaceutical Stocks Index ("Industry Index"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.

     The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns:

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------
                                     3/10/98 12/31/98 12/31/99 12/31/00
-----------------------------------------------------------------------
 ASTI                                  100     103      140      322
 Market Index                          100     127      230      142
 Industry Index                        100     122      227      285
-----------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP BETWEEN THE COMPANY AND ALLERGAN, INC.

     In connection with the distribution by Allergan of all of the Class A Common Stock to its stockholders in March 1998 (the "Distribution"), the Company and Allergan entered into the following agreements, each of

---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

which agreements is described in the Prospectus dated March 6, 1998 and in the Company's most recent Annual Report on Form 10-K:

     Technology License Agreement. Pursuant to the Technology License Agreement, Allergan granted to ASTI an exclusive (subject to certain pre-existing rights), perpetual license, with certain rights to sublicense, to use certain Allergan technology (the "Allergan Technology") solely to conduct research and development with respect to products proposed by Allergan and approved by the Company's Board (the "ASTI Products") and to conduct related activities, and to commercialize such products. Until a product candidate becomes an ASTI Product, Allergan will have full rights to exploit such product, subject only to its obligations to pay royalties on net sales of products (other than ASTI Products) covered by technology developed or otherwise obtained by ASTI pursuant to the Research and Development Agreement ("Developed Technology Products") and products ("Pre-Selection Products") resulting from other research and pre-clinical development work undertaken by ASTI to determine the suitability of other lead compounds and product candidates for research and development ("Pre-Selection Work").

     In exchange for the license to use the existing Allergan Technology relating to the ASTI Products and Allergan's commitment to make specified payments on sales of certain products, ASTI must pay a technology fee (the "Technology Fee") to Allergan and has granted Allergan the License Option and the option to independently develop Pre-Selection Products. The Technology Fee is payable monthly over a period of four years and was $833,333 per month for the first 12 months following October 23, 1997, $558,333 per month for the following 12 months, $275,000 per month for the following 12 months and $166,667 per month for the following 12 months; provided that the Technology Fee will no longer be payable at such time as fewer than two of the ASTI Products are being developed by ASTI and/or have been licensed by Allergan pursuant to Allergan's exercise of its option to commercialize an ASTI Product pursuant to the License Option Agreement described below (the "License Option").

     Research and Development Agreement. Under the Research and Development Agreement, Allergan has agreed to perform diligently all work necessary to conduct the activities agreed upon by Allergan and ASTI. Activities under the Research and Development Agreement, which include the research and development of ASTI Products and agreed upon Pre-Selection Work, are undertaken pursuant to work plans and cost estimates proposed by Allergan and accepted by ASTI.

     Under the Research and Development Agreement, ASTI is expected to utilize substantially all of the $200 million contributed to it by Allergan in connection with the Distribution, plus any investment income earned thereon, less certain research and development costs, ASTI's administrative expenses and certain technology fee payments, to reimburse Allergan for its fully-burdened cost of activities undertaken pursuant to the Research and Development Agreement.

     The Research and Development Agreement will terminate upon the exercise or expiration of the Purchase Option; provided, however, that Allergan's obligation to pay certain developed technology royalties and Pre-Selection Product payments will continue if the Purchase Option expires unexercised.

     License Option Agreement. Pursuant to the License Option Agreement, ASTI has granted the License Option to Allergan pursuant to which Allergan may, on a product-by-product and country-by-country basis, obtain from ASTI a royalty-bearing, perpetual, exclusive license (with the right to sublicense) to research, develop, make, have made and use an ASTI Product and to sell and have sold such product (a "Licensed Product") in the country or countries as to which the License Option is exercised (the "Territory"). Allergan may exercise the License Option with respect to any ASTI Product on a country-by-country basis at any time until (i) with respect to the United States, 30 days after FDA clearance to market such ASTI Product in the United States and (ii) with respect to all other countries, 90 days after the earlier of (a) clearance by the appropriate regulatory agency to market such ASTI Product in such country, or
(b) clearance by the FDA to market the ASTI Product in the United States. The License Option will expire, to the extent not previously exercised, 30 days after the expiration of the Purchase Option.

     Allergan has the option to buy out ASTI's right to receive royalties for any Licensed Product on either a country-by-country or global basis. To the extent Allergan does not exercise the License Option with respect to any ASTI Product, ASTI will retain exclusive rights to develop and commercialize such ASTI Product.

     Purchase Option. Under ASTI's Restated Certificate of Incorporation, Allergan has an exclusive, irrevocable option to purchase all, but not less than all, of the issued and outstanding Class A Common Stock (the "Purchase Option"). Allergan may exercise the Purchase Option by written notice to ASTI at any time during the period beginning immediately after the Distribution and ending on December 31, 2002; provided that such date will be extended for successive six month periods if, as of any June 30 or December 31 beginning with June 30, 2001, ASTI has not paid or accrued expenses for at least 95% of all Available Funds pursuant to the Research and Development Agreement. The Purchase Option will in any case terminate on the 90th day after the date (the "Statement Date") on which Allergan receives notice that the amount of cash and marketable securities held by ASTI is less than $15 million. All certificates evidencing Class A Common Stock will bear a legend indicating that such shares are subject to the Purchase Option. If the Purchase Option is exercised, the exercise price (the "Purchase Option Exercise Price") will be the greatest of:

          (a)(i) 25 times the aggregate of (a) all worldwide payments made by and all worldwide payments due to be made by Allergan to ASTI with respect to all Licensed Products, Developed Technology Products and Pre-Selection Products for the four calendar quarters immediately preceding the quarter in which the Purchase Option is exercised (the "Base Period") and (b) all payments that would have been made and all payments due to be made by Allergan to ASTI during the Base Period if Allergan had not previously exercised its payment buy-out option with respect to any product; provided, however, that, for the purposes of the foregoing calculation, for any product which has not been commercially sold during each of the four calendar quarters in the Base Period, Allergan will be deemed to have made Product Payments, Developed Technology Royalties and Pre-Selection Product Payments to ASTI for each such quarter equal to the average of the payments made during each of such calendar quarters during which such product was commercially sold, less (ii) any amounts previously paid to exercise any payment buy-out option for any product;

          (b) the fair market value of 1,000,000 shares of Allergan Common Stock determined as of the date Allergan provides notice of its intention to exercise its Purchase Option;

          (c) $250 million less the aggregate amount of all Technology Fee payments and Research and Development Costs paid or incurred by ASTI as of the date the Purchase Option is exercised; or

          (d) $60 million.

     In each case, the amount payable as the Purchase Option Exercise Price will be reduced to the extent, if any, that ASTI's liabilities at the time of exercise (other than liabilities under the Research and Development Agreement, the Services Agreement and the Technology License Agreement) exceed ASTI's cash and cash equivalents and short-term and long-term investments (excluding the amount of Available Funds remaining at such time). For this purpose, liabilities will include, in addition to liabilities required to be reflected on ASTI's financial statements under generally accepted accounting principles, certain contingent liabilities relating to guarantees and similar arrangements.

     Allergan must pay the Purchase Option Exercise Price in cash. For the purpose of determining the Purchase Option Exercise Price, the fair market value of Allergan Common Stock shall be deemed to be the average of the closing sales price of Allergan Common Stock on the New York Stock Exchange for the 20 trading days ending with the trading day that is two trading days prior to the date of determination.

     Distribution Agreement. Under the Distribution Agreement, Allergan contributed $200 million in cash to ASTI prior to the Distribution, and distributed the Class A Common Stock to the Holders. Under the Distribution Agreement, Allergan has agreed to indemnify ASTI's officers and directors to the same extent such persons are entitled to indemnification under ASTI's Restated Certificate of Incorporation if Allergan exercises the Purchase Option.

     Services Agreement. ASTI and Allergan have entered into a Services Agreement pursuant to which Allergan has agreed to provide ASTI with administrative services, including accounting and legal services, and other services as mutually agreed on a fully-burdened cost reimbursement basis. The initial term of the Services Agreement expired on December 31, 1998, but such agreement was renewed and will continue to be renewed automatically for successive one-year terms during the term of the Research and Development Agreement, until six months after the expiration of the Purchase Option. ASTI may terminate the Services Agreement at any time upon 60 days' written notice.

OTHER RELATIONSHIPS AND TRANSACTIONS

     Mr. Shepherd provides services to the Company pursuant to the terms of a letter agreement between Mr. Shepherd and Allergan regarding Mr. Shepherd's retirement from Allergan, as described under the caption "Executive Compensation -- Employment Agreements."

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ WILLIAM C. SHEPHERD
                                          William C. Shepherd
                                          Chairman of the Board, President
                                          and Chief Executive Officer

March 19, 2001

                                                                       EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of Allergan Specialty Therapeutics, Inc. (the "Company") shall consist of at least two members of the Board of Directors and shall be charged with the following functions:

          I. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

          II. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Audit Committee deems appropriate.

          III. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements including without limitation the policies for recognition of revenues in financial statements.

          IV. To review with the senior management of the Company and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures.

          V. To assist and to interact with the independent auditors so that they may carry out their duties in the most efficient and cost effective manner.

          VI. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

          VII. To review the Company's balance sheet, profit and loss statement and statements of cash flows and shareholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

          VIII. To review and to approve all professional services provided to the Company by its independent auditors and to consider the possible effect of such services on the independence of such auditors.

          IX. To consult with the independent auditors and to discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

          X. To investigate, to review and to report to the Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (i) the Company and (ii) any employee, officer or member of the Board of Directors of the Company, or any affiliates of the foregoing.

          XI. To perform such other functions and to have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

          XII. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

     Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting.

     The operation of the Audit Committee shall be subject to the Bylaws as in effect from time to time and Section 141 of the Delaware General Company Law.

                                      PROXY

                      ALLERGAN SPECIALTY THERAPEUTICS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2001

        The undersigned hereby appoints Douglas S. Ingram and James M. Hindman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class A Common Stock of Allergan Specialty Therapeutics, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, located at 2525 Dupont Drive, Irvine, CA 92612, on Thursday, April 19, 2001, at 10:00 a.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.



                                                                    ------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    ------------

                            = FOLD AND DETACH HERE =




     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE.

--------------------------------------------------------------------------------------------------------------------
MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.
--------------------------------------------------------------------------------------------------------------------
1. To elect directors to hold office until        FOR      WITHHELD        NOMINEES: Alan J. Lewis, Ph.D., Marvin E.
   the next Annual Meeting of Stockholders        [ ]        [ ]           Rosenthale, Ph.D. and William C. Shepherd
   and until their successors are elected.

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:


--------------------------------------------------------------


                                Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.



                                ------------------------------------------------



                                ------------------------------------------------
                                SIGNATURE(S)                           DATE

                            = FOLD AND DETACH HERE =

                                      PROXY

                      ALLERGAN SPECIALTY THERAPEUTICS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2001

        The undersigned hereby appoints Douglas S. Ingram and James M. Hindman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class B Common Stock of Allergan Specialty Therapeutics, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, located at 2525 Dupont Drive, Irvine, CA 92612, on Thursday, April 19, 2001, at 10:00 a.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 [AND FOR PROPOSAL 2,] AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


                                                                    ------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    ------------

                            = FOLD AND DETACH HERE =


     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE.


---------------------------------------------------------------------------------------------------
 MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.
---------------------------------------------------------------------------------------------------
1. To elect directors to hold office until        FOR     WITHHELD        NOMINEE: Lester J. Kaplan
   the next Annual Meeting of Stockholders        [ ]       [ ]
   and until their successors are elected.


To withhold authority to vote for the nominee, write such nominee's name below:


--------------------------------------------------------------


                                Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.



                                ALLERGAN, INC.
                                ------------------------------------------------

                                By:                                    /  /2001
                                ------------------------------------------------
                                SIGNATURE(S)                            DATE


                            = FOLD AND DETACH HERE =